Item 2. Acquisition or Disposition of Assets.
Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
Agreement and Plan of Merger
Amendment No. 1 to Agreement and Plan of Merger
Consent of Tanner + Co.
Press Release dated January 31, 2001
Press Release dated April 5, 2001

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2001

PLATO LEARNING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20842	36-3660532

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10801 Nesbitt Avenue South

Bloomington, Minnesota	55437

(Address of principal executive offices)	(Zip Code)

(952) 832-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

      On April 5, 2001, PLATO Learning, Inc., a Delaware corporation (the “Company”), completed its acquisition of Wasatch Interactive Learning Corporation, a Washington corporation (“Wasatch”), through the merger of Wasatch with and into WILC Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“WILC”), pursuant to an Agreement and Plan of Merger dated January 31, 2001, among the Company, Wasatch and WILC, as amended (the “Merger Agreement”). Pursuant to the Merger Agreement, each issued and outstanding share of Wasatch common stock, $0.001 par value, was exchanged for the right to receive 0.070923 shares of Company common stock, $0.01 par value, which equals in aggregate approximately 656,455 shares of Company common stock. The total consideration paid by the Company as a result of the issuance of the Company's common stock in connection with the Wasatch acquisition was approximately $12.0 million. The exchange ratio was determined based on the weighted average closing price of Company common stock over the five-day period immediately prior to closing date of the Wasatch acquisition equal to $18.28 per share, and based on 9,255,822 shares of Wasatch common stock outstanding as of the closing date of the acquisition.

      In connection with the Wasatch acquisition, on April 4, 2001, WILC purchased a 7% convertible debenture previously issued by Wasatch for approximately $4.1 million which was calculated as 110% of the outstanding principal amount of the Wasatch debenture plus accrued interest. WILC borrowed $4.1 million from its existing credit facility with General Electric Capital Corporation to purchase the Wasatch debenture. The credit facility provides revolving credit loans to the Company and certain of its affiliates, including WILC. The credit facility terminates on February 26, 2002 and is secured by liens on substantially all of the Company’s assets and the assets of certain of PLATO affiliates, including WILC.

Item 5. Other Events.

      On January 31, 2001, the Company issued a press release announcing its agreement to acquire Wasatch pursuant to the Merger Agreement. On April 5, 2001, the Company issued a press release announcing the completion of the Wasatch acquisition.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired:

Tanner + Co.

675 East 500 South, Suite 640
Salt Lake City, Utah 84102

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

of Wasatch Interactive Learning Corporation

      We have audited the balance sheet of Wasatch Interactive Learning Corporation (the Company) as of February 29, 2000, and the related statements of operations, stockholders’ equity, and cash flows for the years ended February 29, 2000 and February 28, 1999. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wasatch Interactive Learning Corporation as of February 29, 2000, and the results of its operations and its cash flows for the years ended February 29, 2000 and February 28, 1999, in conformity with generally accepted accounting principles.

            /s/ Tanner + Co

Salt Lake City, Utah

March 24, 2000,
except for Notes 16 and 20
which are dated
April 14, 2000

WASATCH INTERACTIVE LEARNING CORPORATION

BALANCE SHEET

February 29, 2000

ASSETS

Current assets:

Cash	$72,000

Receivables	892,000

Other	55,000

Total current assets	1,019,000

Property and equipment, net	104,000

License agreement, net	600,000

$1,723,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$58,000

Accrued expenses	283,000

Income tax payable	1,000

Deferred revenue	78,000

Current portion of long-term debt	41,000

Total current liabilities	461,000

Long-term debt	42,000

Total liabilities	503,000

Commitments	—

Stockholders’ equity:

Common stock, $.0001, par value, 100,000,000 shares authorized; 7,658,334 shares issued and outstanding	1,000

Additional paid-in capital	4,087,000

Stock subscription receivable	(84,000)

Accumulated deficit	(2,784,000)

Total stockholders’ equity	1,220,000

$1,723,000

See accompanying notes to financial statements.

WASATCH INTERACTIVE LEARNING CORPORATION

STATEMENT OF OPERATIONS

	Years Ended
	February 29 and 28,

	2000	1999

Net sales	$2,224,000	$1,948,000

Cost of sales	451,000	1,139,000

Gross profit	1,773,000	809,000

Operating expenses:

Research and development	587,000	820,000

Sales and marketing	455,000	851,000

General and administrative	578,000	703,000

	1,620,000	2,374,000

Income (loss) from operations	153,000	(1,565,000)

Other income (expense):

Interest income	1,000	—

Interest expense	(76,000)	(97,000)

Income (loss) before (provision) benefit for income taxes	78,000	(1,662,000)

(Provision) benefit for income taxes	(1,000)	—

Net income (loss)	$77,000	$(1,662,000)

Net income (loss) per share — basic and diluted	$.02	$(.49)

Weighted average common shares — basic and diluted	3,855,000	3,379,000

See accompanying notes to financial statements.

WASATCH INTERACTIVE LEARNING CORPORATION

STATEMENT OF STOCKHOLDERS’ EQUITY

Years Ended February 29, 2000 and February 28, 1999

	Common Stock		Additional	Stock
			Paid-in	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance, March 1, 1998	15,000,000	$1,500,000	$—	$—	$(1,199,000)	$301,000

Restatement for reverse acquisition of AG Holdings, Inc. by Wasatch Interactive (see Note 1)	(11,621,442)	(1,500,000)	1,500,000	—	—	—

Net loss	—	—	—	—	(1,662,000)	(1,662,000)

Balance, February 28, 1999	3,378,558	—	1,500,000	—	(2,861,000)	(1,361,000)

Stock issued for:

Cash	234,419	—	1,220,000	—	—	1,220,000

Debt	90,763	—	394,000	—	—	394,000

Receivable	59,799	—	334,000	(84,000)	—	250,000
Acquisition of AG Holdings, Inc.

(see Note 1)	3,894,795	1,000	(19,000)	—	—	(18,000)

Contribution of capital	—	—	658,000	—	—	658,000

Dividend on common stock	—	—	—	—	—	—

Net income	—	—	—	—	77,000	77,000

Balance, February 29, 2000	7,658,334	$1,000	$4,087,000	$(84,000)	$(2,784,000)	$1,220,000

See accompanying notes to financial statements.

WASATCH INTERACTIVE LEARNING CORPORATION

STATEMENT OF CASH FLOWS

	Years Ended February 29 and 28,

	2000	1999

Cash flows from operating activities:

Net income (loss)	$77,000	$(1,662,000)

Adjustments to reconcile net income (loss) to net cash used in operating activities:

Provision for losses on receivables	(5,000)	(10,000)

Depreciation and amortization	381,000	375,000

Gain on disposal of assets	(1,000)	—

(Increase) decrease in:

Receivables	(463,000)	(84,000)

Inventory	—	23,000

Other assets	(45,000)	19,000

Increase (decrease) in:

Cash overdraft	(16,000)	16,000

Accounts payable	(26,000)	(34,000)

Accrued expenses	(393,000)	414,000

Income tax payable	1,000	—

Deferred revenue	(50,000)	14,000

Net cash used in operating activities	(540,000)	(929,000)

Cash flows from investing activities:

Purchases of property and equipment	(41,000)	—

Proceeds from disposal of assets	9,000	—

Net cash used in investing activities	(32,000)	—

Cash flows from financing activities:

Payments on note payable	(417,000)	(93,000)

Payments on long-term debt	(159,000)	(116,000)

Proceeds from issuance of stock	1,220,000	—

Proceeds from long-term debt	—	185,000

Net cash provided by (used in) financing activities	644,000	(24,000)

Net increase (decrease) in cash	72,000	(953,000)

Cash, beginning of year	—	953,000

Cash, end of year	$72,000	$—

See accompanying notes to financial statements.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS

February 29, 2000 and February 28, 1999

1.  Organization and Presentation

      On January 20, 2000, Wasatch Interactive Learning Corporation (formerly AG Holdings, Inc.) (WILC) merged in Wasatch Interactive Learning Corporation of Utah (the Acquiree) (collectively the Company). The terms of the agreement provide that the stockholders of the Acquiree received 3,605,205 shares of WILC common stock.

      The financial statements at February 29, 2000 and February 28, 1999 assume the acquisition of WILC by the Acquiree, occurred March 1, 1998. Because the shares issued in the acquisition of the Acquiree represent control of the total shares of WILC’s common stock issued and outstanding immediately following the acquisition, the Acquiree is deemed for financial reporting purposes to have acquired WILC in a reverse acquisition. The business combination has been accounted for as a recapitalization of WILC giving effect to the acquisition of 100% of the outstanding common shares of the Acquiree. The surviving entity reflects the assets and liabilities of WILC and the Acquiree at their historical book value and the historical operations of the Company is that of the Acquiree’s. The issued common stock is that of WILC and the accumulated deficit is that of the Acquiree. The statement of operations is that of the Acquiree for the years ended February 29, 2000 and February 28, 1999 and that of WILC from January 20, 2000 (date of acquisition) through February 29, 2000. Separate breakout of operations for WILC have not been presented as the amounts not related to the Acquiree are immaterial.

2.  Nature of Business Activities

      The Company’s primary business is the development and sales of curriculum based educational software and related services for use by educational institutions throughout the United States.

3.  Significant Accounting Policies

  Cash and Cash Equivalents

      For purposes of the statement of cash flows, cash includes all highly liquid investments with original maturities of three months or less.

  Property and Equipment

      Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization on capital leases and property and equipment is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property and equipment are reflected in net income.

  License Agreement

      The license agreement reflects the payment of cash in exchange for certain rights to market and sell software to the education market. The license agreement is being amortized on a straight-line basis over five years.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

  Income Taxes

      Income taxes are determined in accordance with Statement of Financial Accounting Standards (“SFAS”) 109, which requires recognition of deferred income tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income tax liabilities and assets are determined based on the difference between financial statement and tax bases of assets and liabilities using estimated tax rates in effect for the year in which the differences are expected to reverse. SFAS 109 also provides for the recognition of deferred tax assets only if it is more likely than not that the asset will be realized in future years.

  Revenue Recognition and Deferred Revenue

      Revenue from software sales is generally recognized when the software has been shipped, collectibility is probable, and there are no significant obligations remaining.

      Revenue attributable to software support and enhancements is recognized ratably over the contracts life, generally within twelve months.

  Research and Development

      Research and development expenditures are charged to operations as incurred.

  Advertising

      The Company expenses advertising production costs as they are incurred and advertising communication costs the first time the advertising takes place. During the years ended February 29, 2000 and February 28, 1999, the Company had advertising expenses aggregating approximately $2,000 and $1,000, respectively.

  Earnings Per Share

      The computation of basic earnings per common share is based on the weighted average number of shares outstanding during each year.

      The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the year. Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive. The stock options and warrants had no dilative effect on the net income for the year ended February 29, 2000.

  Concentration of Credit Risk

      Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

  Use of Estimates in the Preparation of Financial Statements

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, primarily related to software revenue recognition, that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassification

      Certain amounts in the prior year financial statements have been reclassified to conform with the current year presentation.

4.  Receivables

      Receivables are comprised of the following at February 29, 2000:

Trade receivables	$642,000

Stock subscription receivable	250,000

$892,000

5.  Property and Equipment

      Property and equipment consists of the following at February 29, 2000:

Computers and equipment	$299,000

Office furniture and fixtures	19,000

318,000

Less accumulated depreciation and amortization	(214,000)

$104,000

      Depreciation and amortization expense for the years ended February 29, 2000 and February 28, 1999 totaled $81,000 and $75,000, respectively.

6.  License Agreement

      The license agreement consists of the following at February 29, 2000:

Software License Agreement	$1,500,000

Less accumulated amortization	(900,000)

$600,000

      Amortization expense for each of the years ended February 29, 2000 and February 28, 1999 was $300,000.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

7.  Accrued Expenses

      Accrued expenses consist of the following at February 29, 2000:

Commissions	$138,000

Payroll and benefits	116,000

Other	29,000

$283,000

8.  Long-Term Debt

      Long-term debt is comprised of the following at February 29, 2000:

Note payable to a financial institution in monthly installments of $8,207, including interest at 11%, secured by accounts receivable, inventory and property and equipment, guaranteed by an officer, due April 30, 2000	$16,000

Capital lease obligations (see note 9)	67,000

83,000

Less current portion	(41,000)

$42,000

      Future maturities of long-term debt are as follows:

Years Ending February 28:	Amount

2001	$41,000

2002	13,000

2003	12,000

2004	10,000

2005	7,000

$83,000

9.  Capital Lease Obligations

      The Company leases certain office equipment and furniture, under noncancellable capital leases. The terms of the leases include options to purchase the equipment at the end of the lease, and have imputed interest rates ranging from 11% to 18%.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

      Future minimum lease payments at February 29, 2000 are as follows:

Years Ending February 28:	Amount

2001	$32,000

2002	17,000

2003	15,000

2004	12,000

2005	7,000

83,000

Less amount representing interest	(16,000)

Present value of future minimum lease payments	$67,000

      Property and equipment under capital lease at February 29, 2000 are as follows:

Computers and equipment	$113,000

Office furniture and fixtures	19,000

132,000

Less accumulated amortization	(69,000)

$63,000

      Amortization expense for the years ended February 29, 2000 and February 28, 1999 was $31,000, and $27,000, respectively.

10.  Income Taxes

      The (provision) benefit for income taxes differs from the amount computed at federal statutory rates as follows for the year ended:

	February 29,	February 28,
	2000	1999

Income tax (provision) benefit at statutory rates	$(27,000)	$565,000

Forgiveness of accrued salaries	(73,000)	(85,000)

Other	(1,000)	(1,000)

Change in valuation allowance	100,000	(479,000)

	$(1,000)	$—

      Deferred tax assets consist of the following at February 29, 2000:

Net operating loss carryforward	$510,000

Excess book depreciation and amortization over tax	205,000

Other accrued liabilities	2,000

Valuation allowance	(717,000)

$—

      At February 29, 2000, the Company has net operating loss carryforwards for tax purposes of approximately $1,500,000 which are available to offset future taxable income. The Tax Reform Act of 1986 limits the annual amount that can be utilized for certain of these carryforwards as a result of

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

the greater than 50% change in ownership. In addition, the nature of the Company’s operations must remain substantially the same for a period of two years following the merger or the net operating loss will be deemed forfeited. The net operating loss carryforwards begin to expire in 2017. A valuation allowance has been established for the net deferred tax asset due to the uncertainty of realization caused by the recurring losses generated in previous years.

11.  Supplemental Cash Flow Information

  February 29, 2000

•	The Company satisfied $394,000 of long-term debt due to officers and a shareholder through issuance of common stock.

•	The Company acquired computer equipment in exchange for capital lease obligations totaling $56,000.

•	For financial statement purposes, the Company purchased all of the outstanding common stock of AG Holdings, Inc. in a reverse acquisition transaction. The Company issued shares of common stock and recorded net liabilities from the acquisition of $18,000.

•	The Company issued common stock in exchange for stock subscription receivables totaling $334,000, of which $250,000 was received in March 2000 and, therefore, has been classified as a current asset.

•	The Company had two officers forgive accrued salaries for the years 1997, 1998 and 1999 which aggregated $658,000. The forgiveness was recorded as a contribution of capital.

  February 28, 1999

•	The Company purchased property and equipment in the amount of $16,546 with long-term debt.

  Supplemental Disclosures of Cash Flow Information:

      Operations reflect actual amounts paid for interest and income taxes as follows for the year ended:

	February 29,	February 28,
	2000	1999

Interest paid	$76,000	$88,000

Income taxes paid	$—	$—

12.  Major Customers

      Sales of computer software and related services to customers accounting for more than 10% of total sales are as follows for the years ended February 29 and 28:

Major Customers	2000	1999

School A	$380,000	$218,000

School B	$244,000	$257,840

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

13.  Related Party Transactions

      During the year ended February 29, 2000, the Company satisfied debt of $394,000 due certain officers and a shareholder by issuing them common stock. In addition, these same officers made capital contributions to the Company by forgiving accrued salaries due to them totaling $658,000.

14.  Profit Sharing Plan

      The Company has a 401(k) retirement savings plan (the Plan). All full-time employees who are at least 18 years of age and have a minimum of eight months of service are eligible to participate. The Plan allows for matching contributions by the Company which are limited to two percent of the employee’s gross wages up to certain limits. The Company made no contributions to the Plan during the years ended February 29, 2000 and February 28, 1999.

15.  Commitments and Contingencies

  Operating Lease

      The Company leases certain office space pursuant to a lease agreement which terminates on March 30, 2002 or sooner if the Company provides the Lessor with twelve months prior written notice. Under this lease, the Company recognized rent expense of approximately $101,000, and $143,000 for the years ended February 29, 2000 and February 28, 1999, respectively.

      Future minimum payments under the operating lease are as follows:

Year Ending	Amount

2001	$140,000

2002	147,000

2003	9,000

$296,000

  Employment Agreements

      The Company has entered into employment agreements with certain officers. The agreements provide the officers with an annual base salary, vacation time, business expense reimbursement and the grant of options to purchase 550,000 shares of Company stock. The options have exercise prices ranging from $4.00 to $10.00 a share and vest incrementally over a period not to exceed approximately four years. In the event there is a material change to the President’s and Vice President’s duties or if the Company ownership is significantly changed, with such event resulting in the President and Vice-President being terminated or resigning, all unvested options will vest immediately and the President and Vice-President will be entitled to receive their salaries plus benefits for a period of up to two years and six months. In return, the officers have covenanted not to compete or disclose proprietary information during their employment and for a period of two years after termination.

      In addition, the Company has entered into employment agreements with certain employees. The agreements provide the employees with an annual salary, vacation time, business expense reimbursement and the grant of options to purchase a total of 80,000 shares of Company stock. The stock options have exercise prices ranging from $5.00 to $8.00 a share and vest in one case based on the attainment of certain annual revenue goals and in the other case over a period of three years.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

  Royalty Agreements

      The Company has entered into an agreement that provides it with a perpetual, worldwide software license. The agreement requires payment of royalties based on sales of the licensed software through February 2002. In addition, the agreement allows the Company to purchase the exclusive right to sell the licensed software to the educational market for a minimum annual royalty of $500,000. As of February 29, 2000, minimum royalties paid exceeded the actual royalties due by approximately $580,000. Under the agreement, these excess royalties paid can be applied to future royalties due. During the year ended February 29, 2000, the Company utilized approximately $60,000 in previously paid royalty credit. Royalty expense totaled approximately $500,000 for the year ended February 28, 1999.

      In addition, the Company has entered into an agreement with a California corporation, to license certain text-to-speech voice technology. A royalty is due for each unit of software sold by the Company that incorporates the technology. Royalty expense under this agreement for the years ended February 29, 2000 and February 28, 1999 totaled approximately $3,000, and $5,000, respectively.

  Consulting Agreements

      The Company has agreed to pay one of its principal shareholders a fee of 2.5% of the gross proceeds received from a lender or equity investor introduced to the Company by the principal shareholder. Additionally, the Company has agreed to pay a fee of up to 2.0% of the gross consideration paid in connection with an acquisition of an entity introduced to the Company by the principal shareholder. During the years ended February 29, 2000 and February 28, 1999, the Company did not incur any expenses related to these agreements.

16.  Stock Options and Warrants

      The Company has adopted a stock option plan (2000 Stock Option Plan) where it is authorized to issue up to 1,500,000 shares of common stock to officers, directors, employees, consultants and other advisors. The Plan permits the granting of options and nonstatutory stock options. As of February 29, 2000 options have been granted to purchase 630,000 shares under the stock option plan.

      Information regarding stock options and warrants is summarized below:

	Number of	Option and
	Options and	Warrant Price
	Warrants	Per Share

Outstanding at March 1, 1999	—	$—

Granted	3,693,334	4.00 – 28.00

Exercised	—	—

Forfeited	—	—

Outstanding at February 29, 2000	3,693,334	$4.00 – 28.00

      The Company has adopted the disclosure only provisions of Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation.” Accordingly, no compensation expense has been recognized for stock options and warrants granted to employees. Had compensation expense for the Company’s stock options and warrants been determined based on the

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

fair value at the grant date consistent with the provisions of SFAS No. 123, the Company’s results of operations would have been reduced to the pro forma amounts indicated below:

	Years Ended
	February 29 and 28,

	2000	1999

Net income (loss) — as reported	$77,000	$(1,662,000)

Net loss — pro forma	$(253,000)	$(1,662,000)

Income (loss) per share — as reported	$.02	$(.49)

Loss per share — pro forma	$(.07)	$(.49)

      The fair value of each option and warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

	February 29 and 28,

	2000	1999

Expected dividend yield	$—	$—

Expected stock price volatility	.01%	—

Risk-free interest rate	8%	—

Expected life of options and warrants	2 - 5 years	—

      The weighted average fair value of options and warrants granted during 2000 and 1999, was $.29, and $0, respectively.

      The following table summarizes information about stock options and warrants outstanding at February 29, 2000:

	Outstanding			Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
	Number	Contractual	Exercise	Number	Exercise
Exercise Price	Outstanding	Life (Years)	Price	Exercisable	Price

$ 4.00 – 5.00	243,333	4.90	$4.59	100,000	$4.00

6.00 – 8.00	286,667	4.90	7.00	—	—

10.00 – 14.00	1,631,667	2.14	13.75	1,531,667	14.00

99.99 – 28.00	1,531,667	3.96	28.00	—	—

$ 4.00 – 28.00	3,693,334	3.29	$18.53	1,631,667	$13.39

17.  Dividend on Common Stock

      On February 15, 2000, the Company issued as a dividend to all stockholders an “A” and “B” warrant. The “A” warrants entitle each shareholder who has 5 shares of the Company’s common stock to acquire one additional share for $14 prior to February 15, 2002 plus a “B” warrant. The “B” warrant entitles each shareholder one additional share of the Company’s common stock for $28 prior to February 15, 2004. There were no amounts recorded in the financial statements for this dividend because the fair value of these warrants was determined to be $0 using the Black-Scholes pricing model.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO FINANCIAL STATEMENTS — (Continued)

18.  Fair Value of Financial Instruments

      The Company’s financial instruments consist of cash, receivables, payables, and notes payable. The carrying amount of cash, receivables, and payables approximates fair value because of the short-term nature of these items. The carrying amount of notes payable approximates fair value as the individual borrowings bear interest at market interest rates.

19.  Recent Accounting Pronouncements

      In June 1999, the FASB issued SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective date of FASB Statement No. 133.” SFAS 133 establishes accounting and reporting standards for derivative instruments and requires recognition of all derivatives as assets or liabilities in the statement of financial position and measurement of those instruments at fair value. SFAS 133 is now effective for fiscal years beginning after June 15, 2000. The Company believes that the adoption of SFAS 133 will not have any material effect on the financial statements of the Company.

20.  Subsequent Events

      On March 16, 2000, the Company issued a convertible debenture and warrants to purchase 196,078 shares of the Company’s common stock. The debenture bears interest at a 7% rate, is convertible with certain limitations, into common stock at anytime subsequent to April 17, 2000 and prior to March 16, 2003 at a rate of the lesser of $6.25 per share or 80% of the Company’s stock price for any five non-consecutive trading days during the twenty day trading period prior to conversion. The gross proceeds were $4 million with the Company realizing approximately $3,580,000. Under terms of its agreement with a major shareholder, the Company paid a commission of $100,000 to the shareholder for their assistance in obtaining the convertible debenture (see Note 15).

      On April 14, 2000, the Company entered into a non binding letter of intent to modify the terms of its royalty agreement described in note 15. The non binding letter of intent which is subject to a final agreement and approval provides that the Company will have perpetual exclusivity and will have a royalty obligation of 2.5% of all revenues from the licensed technology commencing March 1, 2000 on a binding basis.

      On April 14, 2000, the Company amended the employment agreements of the Company’s President and Vice President. The amended terms provide that if the Company issues in excess of 9.0 million shares of its common stock in connection with its efforts to raise net proceeds of $7.5 million through sales of its equity securities, including through the sale of convertible debt securities, the Company will issue additional shares of its common stock to these officers to avoid dilution of their respective percentage ownership interests in the Company’s common stock and the cash to pay taxes on the additional shares issued.

WASATCH INTERACTIVE LEARNING CORPORATION

CONDENSED BALANCE SHEET

November 30, 2000

(Unaudited)

ASSETS

Current assets:

Cash	$1,807,000

Receivables, net	490,000

Other	34,000

Total current assets	2,331,000

Property and equipment, net	191,000

License agreements, net	375,000

Other intangibles, net	1,261,000

Total assets	$4,158,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Accounts payable	$80,000

Accrued expenses	342,000

Deferred revenue	128,000

Current portion of long-term debt	25,000

Total current liabilities	575,000

Long-term debt	3,568,000

Total liabilities	4,143,000

Stockholders’ equity

Common stock, $.0001 par value, 100,000,000 shares authorized; 8,842,114 shares issued and outstanding	1,000

Additional paid-in capital	6,421,000

Stock subscription receivable	(209,000)

Accumulated deficit	(6,198,000)

Total stockholders’ equity	15,000

Total liabilities and stockholders’ equity	$4,158,000

WASATCH INTERACTIVE LEARNING CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

	Nine Months	Nine Months
	Ended	Ended
	November 30, 2000	November 30, 1999

	(Unaudited)	(Unaudited)

Net sales	$1,118,000	$1,125,000

Cost of sales	522,000	403,000

Gross profit	596,000	722,000

Operating expenses:

Research and development	334,000	445,000

Sales and marketing	1,023,000	282,000

General and administrative	952,000	388,000

	2,309,000	1,115,000

Loss from operations	(1,713,000)	(393,000)

Other income (expense):

Interest income	103,000	—

Interest expense	(1,804,000)	(61,000)

Loss before provision for income taxes	(3,414,000)	(454,000)

Income taxes	(1,000)	(1,000)

Net loss	$(3,415,000)	$(455,000)

Net loss per share — basic and diluted	$(.44)	$(.13)

Weighted average common shares — basic and diluted	7,760,000	3,375,000

WASATCH INTERACTIVE LEARNING CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months	Nine Months
	Ended	Ended
	November 30, 2000	November 30, 1999

	(Unaudited)	(Unaudited)

Cash flows from operating activities:

Net loss	$(3,415,000)	$(455,000)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Depreciation and amortization	375,000	283,000

Amortization of debenture beneficial conversion feature	1,602,000	—

Gain on disposition of assets	—	(1,000)

Common stock issued for services	113,000	—

(Increase) decrease in:

Receivables	402,000	142,000

Other assets	21,000	—

Increase (decrease) in:

Accounts payable	22,000	(22,000)

Accrued expenses	58,000	260,000

Deferred revenue	50,000	(44,000)

Net cash provided by (used in) operating activities	(772,000)	163,000

Cash flows from investing activities:

Software development	(941,000)	—

Purchase of property and equipment	(91,000)	(8,000)

Net cash used in investing activities	(1,032,000)	(8,000)

Cash flows from financing activities:

Cash overdraft	—	(15,000)

Proceeds from notes payable	—	83,000

Proceeds from issuance of stock	—	120,000

Proceeds from long-term debt	3,580,000	—

Payments on long-term debt	(41,000)	(111,000)

Net cash provided by financing activities	3,539,000	77,000

Net increase in cash	1,735,000	232,000

Cash, beginning of period	72,000	—

Cash, end of period	$1,807,000	$232,000

Non-cash investing and financing activities:

During the nine months ended November 30, 2000, the Company;

*	converted debt totaling $101,000 into equity through the issuance of 423,213 shares of the Company’s common stock;

*	issued 250,000 shares of the Company’s common stock in exchange for a note receivable in the amount of $125,000;

*	incurred expenses of $420,000 that were deducted from the proceeds of a convertible debenture issued on March 16, 2000;

*	acquired equipment totaling $46,000 in exchange for a lease payable.

During the nine months ended November 30, 1999, the Company acquired equipment totaling $35,000 in exchange for a lease payable.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

      The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, the statements do not contain all of the information and footnote disclosures required by generally accepted accounting principles for complete financial statement presentation. However, in the opinion of Management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation of financial position, have been included in the accompanying unaudited financial statements of Wasatch Interactive Learning Corporation (the “Company”) at November 30, 2000, and the results of operations for the nine months ended November 30, 2000 and 1999 and cash flows for the nine months ended November 30, 2000 and 1999. The results of operations for the nine months ended November 30, 2000 and 1999 or for any other interim period are not necessarily indicative of the results that may be expected for the year ending February 28, 2001. It is suggested that these financial statements and related notes be read in conjunction with the Company’s Annual Report on Form 10-KSB for the year ended February 29, 2000.

      The condensed financial statements for the nine months ended November 30, 2000 have been restated via Amendment No. 2 to Form 10-QSB for the quarterly period ended November 30, 2000, filed on February 20, 2001. Subsequent to the issuance of the Company’s condensed financial statements for the nine months ended November 30, 2000, the Company determined that the convertible debenture (See Note 2) included a beneficial conversion feature pursuant to Emerging Issues Task Force (EITF) statement number 98-5. In addition, the Company determined that a portion of the convertible debenture value had to be allocated to the detachable warrants issued along with the debenture in accordance with Accounting Principles Bulletin (APB) number 14. Both issues necessitated revision to the accounting previously used. As a result of the restatement, interest expense and net loss for the nine months ended November 30, 2000 were increased $1,578,000. In addition, long-term debt and additional paid-in capital decreased $394,000 and increased $1,971,000, respectively, resulting in a net increase of $394,000 to stockholders’ equity at November 30, 2000.

  Organization and Business

      The Company was incorporated on May 17, 1984 under the laws of the State of Washington under the name Image Productions, Inc., subsequently changing its name to Bahui USA, Inc., and then to AG Holdings, Inc. On January 20, 2000, the Company entered into an Agreement and Plan of Reorganization with Wasatch Interactive Learning Corporation, a Utah corporation (WILC-Utah) and simultaneously changed its corporate name from AG Holdings, Inc. to Wasatch Interactive Learning Corporation (WILC). Pursuant to the terms of the Reorganization Agreement, the stockholders of WILC-Utah received 3,605,205 shares of WILC common stock.

      The statements of operations for the nine months ended November 30, 1999 and cash flows for the nine months ended November 30, 1999 are presented on the assumption that acquisition of WILC-Utah by WILC occurred March 1, 1998. Because the shares issued in the acquisition of WILC-Utah represent control of the total shares of WILC’s common stock issued and outstanding immediately following the acquisition, WILC-Utah is deemed for financial reporting purposes to have acquired WILC in a reverse acquisition. The business combination has been accounted for as a recapitalization of WILC giving effect to the acquisition of 100% of the outstanding common shares of WILC-Utah. The surviving entity reflects the assets and liabilities of WILC and WILC-Utah at

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited) — (Continued)

their historical book value and the historical operations of the Company is that of WILC-Utah. The issued common stock is that of WILC and the accumulated deficit is that of WILC-Utah. The statements of operations is that of the Company (WILC) for the nine months ended November 30, 2000 and that of WILC-Utah for the nine months ended November 30, 1999. Separate breakout of operations for WILC for the nine months ended November 30, 1999 have not been presented, as the amounts not related to WILC-Utah are immaterial.

      Wasatch Interactive Learning Corporation develops and sells curriculum-based educational software and related services to the kindergarten through eighth grade, adult basic education and GED markets. Wasatch Interactive Learning’s Math Expeditions product series consists of 402 lessons designed to teach mathematics skills for grades K-Adult and can be delivered on an individual computer running from a CD-ROM, over local area and wide area networks, and online via the Internet, using Microsoft or Netscape browsers. The Company’s Projects for the Real World, K-3 and 4-8 product series contains 485 and 235 activities, respectively, targeted to teach and reinforce the skills in reading, writing, mathematics, science, social studies and geography taught in grades kindergarten through eighth. The Company also offers a Beginning Reading/ Phonics K-5 product series, which consists of 56 lessons for the kindergarten through fifth grade market, and is designed to give users the skills to become independent readers, writers and thinkers.

      The Company’s offerings of adult education courseware consist of Basic Skills and Job Skills For The Real World. Basic Skills for the Real World contains 80 hours of instruction, arranged in 159 lessons, designed to teach and reinforce reading, writing, mathematics, problem-solving, and job skills in meaningful contexts, targeted at the grade seven to adult basic education market. Our Job Skills For The Real World product series contains approximately 30 hours of instruction, arranged in 28 lessons, targeted at the grade seven to adult education market. This product series is designed to teach and reinforce the job skills and competencies outlined in the U.S. Department of Labor publication, “What Work Requires of Schools.”

      All of these products have been integrated under the Company’s Internet-compatible courseware management system. This courseware management system allows a teacher to monitor student progress, provides automatic tracking of student time-on-task, assigns software, administers online testing, and prints progress reports. This product features a teacher-friendly design, online help, notice of student difficulty, and customizable features and can be accessed remotely by the teacher via the Internet.

  Revenue Recognition

      Wasatch Interactive Learning Corporation derives its revenue from the licensing of educational courseware. The Company also generates revenue from fees charged for installation, training, renewal and customer support services. Courseware revenue is recognized when the software is shipped, collectibility is probable, and there are no significant obligations remaining. Installation and training revenue is generally recognized when installation and training is complete, which normally occurs within 30 days after product shipment. Renewal fee (customer support) revenue is recognized ratably over a 12-month contractual period.

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited) — (Continued)

  Research and Development

      Software development costs expended by the Company prior to establishing technological feasibility are charged to expense when incurred. All software development costs incurred by the Company subsequent to establishing technological feasibility are capitalized and reported at the lower of cost or net realizable value. Capitalized software development costs are being amortized on a straight-line basis over the estimated useful lives of the software products.

  Income Taxes

      Income taxes are accounted for using the liability method wherein deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using estimated tax rates in effect for the year in which the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will be not be realized in the future.

  Cash & Cash Equivalents

      The Company considers all highly liquid investments with an original maturity date of three months or less when purchased to be cash equivalents. Cash and cash equivalents are placed with federally insured financial institutions. Cash and cash equivalent balances in excess of Federal Deposit Insurance Corporation (FDIC) limits are invested in short-term interest bearing accounts collateralized by U.S. Treasury securities.

  Accounts Receivable and Concentration of Credit Risk

      The Company provides credit terms to its customers in the normal course of business. The Company performs ongoing credit evaluations of its customers and adjusts its allowance for doubtful receivables as circumstances dictate.

  Property and Equipment

      Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization on property and equipment and capital leases is determined using the straight-line method over the estimated useful lives of the assets or terms of the lease. Gains and losses on disposition of property and equipment are reflected separately in the statement of operations.

  License Agreement

      The Company has license agreements in place reflecting the payment of cash in exchange for certain rights to market and sell software in the education market. The license agreements are being amortized on a straight-line basis over five years.

  Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions, primarily related to software revenue recognition, that affect the reported amounts of assets, liabilities, net sales and expenses during the reported period. Estimates also affect the disclosure of contingent assets and liabilities at

WASATCH INTERACTIVE LEARNING CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited) — (Continued)

the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassification

      Certain reclassifications have been made to the 1999 financial statements to conform to the 2000 presentation.

2.  LONG TERM DEBT

      Long-term debt at November 30, 2000 consists of a $3,505,000 convertible debenture issued to one institutional investor due March 16, 2003. The debenture bears an interest rate of 7% per annum with interest payable quarterly. The debenture is convertible with certain limitations, into shares of the Company’s common stock at the lesser of $6.25 per share or 80% of the closing bid price of the Company’s common stock for any five non-consecutive trading days during the 20-day trading period prior to conversion. The convertible debenture was originally issued in the amount of $4 million on March 16, 2000, along with warrants to purchase up to 196,078 shares of the Company’s common stock at an exercise price of $5.31. The convertible debenture had a beneficial conversion feature of approximately $1,500,000 at the time of issuance which was amortized to interest expense over the period March 16, 2000 to July 5, 2000. In addition, $496,000 of debenture value was allocated to the detachable warrants and is being amortized via the effective yield method to interest expense over the life of the debenture. During the nine months ended November 30, 2000, $101,000 of debenture debt was converted into 423,213 shares of the Company’s common stock.

      Long-term debt (including current maturities thereof), at November 30, 2000 also includes $88,000 of capital lease obligations. The terms of the leases include options to purchase the equipment at the end of the lease period, and have imputed interest rates ranging from 11% to 18%.

3.  STOCKHOLDERS’ EQUITY

      Basic earnings (loss) per common share are computed by dividing net income (loss) by the weighted average number of common shares outstanding during each reporting period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during each reporting period plus the common stock equivalents, which would arise from the exercise of stock options and warrants outstanding using the treasury stock method. Common stock equivalents are not included in the computation of diluted earnings per share when their effect is antidilutive. At November 30, 2000, the Company had 895,000 employee stock options outstanding with an exercise price of $.40 per share, and 3,259,412 warrants outstanding with exercise prices ranging from $5.31 to $28 per share. Diluted shares issued upon exercise of outstanding stock options and warrants and inclusion of additional common shares assuming the conversion of the $3,899,000 convertible debenture for the three and nine month periods ended November 30, 2000 were excluded as they were antidilutive because of the net loss incurred during the periods. In as much as the Company did not have any common stock equivalents outstanding during the three and nine-month periods ended November 30, 1999, diluted earnings per share have not been calculated.

(b) Pro Forma Financial Information:

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

       The following unaudited pro forma consolidated financial statements give effect to the Wasatch acquisition using the purchase method of accounting.

      The following unaudited pro forma condensed consolidated balance sheet of the combined entity as of January 31, 2001 gives effect to the Wasatch acquisition as if the Wasatch acquisition was completed on January 31, 2001. The following unaudited pro forma consolidated statements of earnings for the year ended October 31, 2000 and for the three months ended January 31, 2001 give effect to the Wasatch acquisition as if the Wasatch acquisition was completed on November 1, 1999.

      We present the unaudited pro forma consolidated financial statements in this prospectus for illustrative purposes only and they are not necessarily indicative of our financial position or results of operations that would have actually been reported had the acquisition occurred as of the dates indicated, nor are they necessarily indicative of our financial position or results of operations on a consolidated basis in the future.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

	January 31, 2001

			Pro Forma			Pro Forma
	PLATO (a)	Wasatch (b)	Adjustments			Results

	(In thousands)

ASSETS

Current assets:

Cash and cash equivalents	$2,959	$1,114	$			$4,073

Accounts receivable, net	19,513	404				19,917

Inventories	539	—				539

Prepaid expenses and other current assets	1,005	27				1,032

Deferred income taxes	2,315	—				2,315

Total current assets	26,331	1,545				27,876

Equipment and leasehold improvements, net	2,245	181				2,426

Product development costs, net	8,333	1,092				9,425

Deferred income taxes, net	5,732	—				5,732

Other assets	5,111	623		(325	)(c)	19,506
				14,097	(d)

Total assets	$47,752	$3,441		$13,772		$64,965

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:

Current portion of long-term debt	$140	$23	$			$163

Revolving loan				4,056	(e)	4,056

Accounts payable	1,322	55				1,377

Accrued employee salaries and benefits	2,460	—				2,460

Accrued liabilities	1,913	287		525	(f)	2,780
				55	(g)

Deferred revenue	5,532	57				5,589

Total current liabilities	11,367	422		4,636		16,425

Long-term debt	529	3,505		(3,445	)(e)	589

Deferred revenue	778	—				778

Other liabilities	142	—				142

Total liabilities	12,816	3,927		1,191		17,934

Stockholders’ equity:

Common stock and paid in capital	35,887	6,213		(6,213	)(h)	47,982
				12,000	(i)
				95	(j)

Retained earnings (accumulated deficit)	(70)	(6,699)		6,699	(h)	(70)

Accumulated other comprehensive loss	(881)	—				(881)

Total stockholders’ equity	34,936	(486)		12,581		47,031

Total liabilities and stockholders’ equity	$47,752	$3,441		$13,772		$64,965

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(a)	Reflects the unaudited historical balance sheet of PLATO as derived from the January 31, 2001 balance sheet.

(b)	Reflects the unaudited historical balance sheet of Wasatch as derived from Wasatch’s internal accounting records as of January 31, 2001.

(c)	To eliminate historical carrying value of intangible assets of Wasatch. Intangible assets related to purchase accounting are recorded in (d).

(d)	Based upon the Merger Agreement, PLATO will acquire all of the Wasatch common stock for $12 million in PLATO common stock. Based on the weighted average closing price of PLATO common stock over the five-day period immediately prior to the closing of the Wasatch acquisition of $18.28 per share, this equates to 656,455 shares of PLATO common stock. The purchase price includes estimated direct acquisition costs of $525,000. The estimated allocation of the purchase price to intangible assets and goodwill is based on Wasatch’s unaudited balance sheet at January 31, 2001.

The table below is a summary of the purchase price in excess of net liabilities assumed:

Value of PLATO common stock issued	$12,000,000

Direct acquisition costs	525,000

Value of warrants issued	95,000

Total consideration	12,620,000

Net liabilities assumed	486,000

Adjustment to intangibles	325,000

Debenture redemption adjustment	611,000

Accrued separation benefits	55,000

Estimated fair value of net liabilities assumed	1,477,000

Purchase price in excess of net liabilities assumed	$14,097,000

Valuation of identifiable intangible assets will be conducted by an independent third party appraisal firm. Goodwill will be amortized over seven years and identifiable intangible assets will be amortized over their estimated useful lives.

(e)	To reflect WILC’s purchase of the Wasatch debenture from the existing debenture holder and adjust the Wasatch historical carrying value to reflect a $611,000 debenture redemption adjustment.

(f)	To accrue estimated direct acquisition costs incurred in connection with the Wasatch acquisition.

(g)	To accrue estimated separation benefits related to the Wasatch acquisition.

(h)	To eliminate Wasatch stockholders’ equity accounts.

(i)	To reflect the value of the estimated 656,455 shares of PLATO common stock issued in connection with the Wasatch acquisition.

(j)	To reflect the estimated value of outstanding warrants related to the Wasatch debenture which are to be exchanged for PLATO warrants in connection with the Wasatch acquisition.

Unaudited Pro Forma Consolidated Statement of Earnings

	For the Fiscal Year Ended October 31, 2000

			Pro Forma			Pro Forma
	PLATO (a)	Wasatch (b)	Adjustments			Results

	(In thousands, except per share data)

Revenues	$56,123	$1,840	$			$57,963

Cost of revenues	6,494	492		(300	)(c)	6,686

Gross profit	49,629	1,348		300		51,277

Operating expenses:

Selling, general and administrative	34,163	2,158		2,136	(d)	38,457

Product development and customer support	6,339	593				6,932

Total operating expenses	40,502	2,751		2,136		45,389

Operating profit (loss)	9,127	(1,403)		(1,836)		5,888

Interest expense	971	1,788				2,759

Other expense (income), net	218	(95)				123

Earnings (loss) before income taxes	7,938	(3,096)		(1,836)		3,006

Income tax expense (benefit)	3,096	4		(1,090	)(e)	2,010

Net earnings (loss)	4,842	(3,100)		(746)		996

Preferred stock accretion	(129)	—				(129)

Net earnings (loss) available to common stockholders	$4,713	$(3,100)		$(746)		$867

Earnings per share:

Basic	$0.63					$0.11

Diluted	$0.60					$0.10

Weighted-average common shares outstanding:

Basic	7,451			656	(f)	8,107

Diluted	7,891			656	(f)	8,547

Unaudited Pro Forma Consolidated Statement of Earnings

	For the Three Months Ended January 31, 2001

			Pro Forma			Pro Forma
	PLATO (a)	Wasatch (b)	Adjustments			Results

	(In thousands, except per share data)

Revenues	$9,754	$521	$			$10,275

Cost of revenues	1,479	229		(75	)(c)	1,633

Gross profit	8,275	292		75		8,642

Operating expenses:

Selling, general and administrative	8,945	679		534	(d)	10,158

Product development and customer support	1,787	89				1,876

Special charges	1,260	—				1,260

Total operating expenses	11,992	768		534		13,294

Operating loss	(3,717)	(476)		(459)		(4,652)

Interest expense	84	118				202

Other expense (income), net	53	(23)				30

Loss before income taxes	(3,854)	(571)		(459)		(4,884)

Income tax benefit	(1,503)	—		(193	)(e)	(1,696)

Net loss	$(2,351)	$(571)		$(266)		$(3,188)

Loss per share:

Basic and diluted	$(0.28)					$(0.36)

Weighted-average common shares outstanding:

Basic and diluted	8,270			656	(f)	8,926

Notes to Unaudited Pro Forma Consolidated Statement of Earnings

(a)	Reflects the historical statement of earnings of PLATO as derived from the audited statement of earnings for the year ended October 31, 2000 and the unaudited statement of earnings for the three months ended January 31, 2001.

(b)	Reflects the unaudited historical statement of operations of Wasatch as derived from Wasatch’s internal accounting records for the twelve months ended October 31, 2000 and the three months ended January 31, 2001.

(c)	To remove amortization of the historical carrying value of Wasatch intangible assets. Amortization of intangible assets related to purchase accounting is recorded in (d).

(d)	To reflect the estimated amortization of intangible assets and goodwill.

(e)	To adjust income tax expense to reflect PLATO’s effective tax rate as affected by the pro forma adjustments.

(f)	To reflect the additional shares of PLATO common stock to be outstanding as a result of the Wasatch acquisition based on the weighted average closing price of PLATO common stock over the five-day period immediately prior to the closing date of the Wasatch acquisition of $18.28 per share.

(c) Exhibits:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated January 31, 2001 among PLATO Learning, Inc., WILC Acquisition Corporation and Wasatch Interactive Learning Corporation

2.2	Amendment No. 1 to Agreement and Plan of Merger dated February 20, 2001 among PLATO Learning, Inc., WILC Acquisition Corporation and Wasatch Interactive Learning Corporation

23.1	Consent of Tanner + Co.

99.1	Press Release dated January 31, 2001

99.2	Press Release dated April 5, 2001

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATO LEARNING, INC.

By: /s/ John M. Buske

Name: John M. Buske

Title: Vice President, Finance and Chief Financial Officer

April 11, 2001

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger dated January 31, 2001 among PLATO Learning, Inc., WILC Acquisition Corporation and Wasatch Interactive Learning Corporation

2.2	Amendment No. 1 to Agreement and Plan of Merger dated February 20, 2001 among PLATO Learning, Inc., WILC Acquisition Corporation and Wasatch Interactive Learning Corporation

23.1	Consent of Tanner + Co.

99.1	Press Release dated January 31, 2001

99.2	Press Release dated April 5, 2001